Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2011 FOURTH QUARTER
AND FULL-YEAR RESULTS

CARMEL, IN, January 26, 2012—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the fourth quarter of 2011 decreased 14.7% to 15,125 compared to 17,722 in the same period in 2010.  Total student enrollment decreased 13.5% to 73,255 as of December 31, 2011 compared to 84,686 as of December 31, 2010.

The company provided the following information for the three and twelve months ended December 31, 2011 and 2010:

Financial and Operating Data for the Three Months Ended December 31st, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

					Increase/
	2011		2010		(Decrease)

Revenue	$368.3		$410.1		(10.2)%
Operating Income	$126.6		$162.4		(22.1)%
Operating Margin	34.4%		39.6%		(520) basis points
Net Income	$76.0		$97.5		(22.0)%
Earnings Per Share (diluted)	$2.87		$3.14		(8.6)%
New Student Enrollment	15,125		17,722		(14.7)%
Continuing Students	58,130		66,964		(13.2)%
Total Student Enrollment as of December 31st	73,255		84,686		(13.5)%
Persistence Rate as of December 31st (A)	73.4%		76.1%		(270) basis points
Revenue Per Student	$4,649		$4,660		(0.2)%
Cash and Cash Equivalents, Restricted Cash and
Investments as of December 31st	$379.6		$313.2		21.2%
Bad Debt Expense as a Percentage of Revenue	4.7%		4.6%		10 basis points
Days Sales Outstanding as of December 31st	12.0 days		15.5 days		(3.5) days
Deferred Revenue as of December 31st	$226.5		$244.4		(7.3)%
Debt as of December 31st	$150.0		$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	26,527,000		31,025,000
Shares of Common Stock Repurchased	570,000	(B)	1,930,000	(C)
Land and Building Purchases and Renovations	$0.9	(D)	$1.8	(E)	(47.2)%
Number of New Colleges in Operation	5		4
Capital Expenditures, Net	$6.8		$6.2		10.5%

Financial and Operating Data for the Twelve Months Ended December 31st
(Dollars in millions, except per share and per student data)
	2011		2010		Increase/ (Decrease)

Revenue	$1,500.0		$1,596.5		(6.0)%
Operating Income	$507.1		$613.5		(17.4)%
Operating Margin	33.8%		38.4%		(460) basis points
Net Income	$307.8		$374.2		(17.7)%
Earnings Per Share (diluted)	$11.13		$11.17		(0.4)%
Bad Debt Expense as a Percentage of Revenue	4.1%		5.4%		(130) basis points
Revenue Per Student	$18,370		$18,897		(2.8)%
Weighted Average Diluted Shares of Common Stock Outstanding	27,655,000		33,501,000
Shares of Common Stock Repurchased	4,040,000	(F)	5,657,500	(G)
Land and Building Purchases and Renovations	$4.1	(H)	$6.1	(I)	(33.8)%
Number of New Colleges in Operation	11		9
Capital Expenditures, Net	$26.9		$26.8		0.1%
__________________

(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $34.6 million or at an average price of $60.71 per share.
(C)	For approximately $119.7 million or at an average price of $62.02 per share.
(D)	Represents costs associated with renovating, expanding or constructing buildings at 12 of the company’s locations.
(E)	Represents costs associated with renovating, expanding or constructing buildings at seven of the company’s locations.
(F)	For approximately $282.7 million or at an average price of $69.98 per share.
(G)	For approximately $434.7 million or at an average price of $76.83 per share.
(H)	Represents costs associated with renovating, expanding or constructing buildings at 14 of the company’s locations.
(I)	Represents costs associated with renovating, expanding or constructing buildings at 18 of the company’s locations.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2011 fourth quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Lauren Littlefield, Manager of Communications                                         www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	December 31, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$228,993	$163,779
Short-term investments	148,488	149,160
Restricted cash	2,128	255
Accounts receivable, net	48,106	68,937
Deferred income taxes	9,759	9,079
Prepaid expenses and other current assets	18,814	22,887
Total current assets	456,288	414,097

Property and equipment, net	201,257	198,213
Deferred income taxes	33,267	21,814
Other assets	38,006	40,656
Total assets	$728,818	$674,780

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$78,876	$67,920
Accrued compensation and benefits	21,438	28,428
Other current liabilities	18,190	15,441
Deferred revenue	226,543	244,362
Total current liabilities	345,047	356,151

Long-term debt	150,000	150,000
Other liabilities	64,972	40,559
Total liabilities	560,019	546,710

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 300,000,000 shares authorized, 37,068,904 issued	371	371
Capital surplus	189,573	173,935
Retained earnings	827,675	524,678
Accumulated other comprehensive (loss)	(9,479)	(4,509)
Treasury stock, 10,969,425 and 7,075,563 shares at cost	(839,341)	(566,405)
Total shareholders' equity	168,799	128,070
Total liabilities and shareholders' equity	$728,818	$674,780

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	(unaudited)		(unaudited)
	2011	2010	2011	2010

Revenue	$368,263	$410,126	$1,499,949	$1,596,529

Costs and expenses:
Cost of educational services	131,605	135,232	553,065	537,855
Student services and administrative expenses	110,087	112,505	439,808	445,125
Total costs and expenses	241,692	247,737	992,873	982,980

Operating income	126,571	162,389	507,076	613,549
Interest income	561	628	2,902	2,504
Interest (expense)	(383)	(494)	(1,825)	(1,918)
Income before provision for income taxes	126,749	162,523	508,153	614,135
Provision for income taxes	50,701	65,025	200,401	239,969

Net income	$76,048	$97,498	$307,752	$374,166

Earnings per share:
Basic	$2.89	$3.16	$11.22	$11.28
Diluted	$2.87	$3.14	$11.13	$11.17

Supplemental Data:
Cost of educational services	35.7%	33.0%	36.9%	33.7%
Student services and administrative expenses	29.9%	27.4%	29.3%	27.9%
Operating margin	34.4%	39.6%	33.8%	38.4%
Student enrollment at end of period	73,255	84,686	73,255	84,686
Campuses at end of period	141	130	141	130
Shares for earnings per share calculation:
Basic	26,354,000	30,824,000	27,429,000	33,165,000
Diluted	26,527,000	31,025,000	27,655,000	33,501,000

Effective tax rate	40.0%	40.0%	39.4%	39.1%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	(unaudited)		(unaudited)
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$76,048	$97,498	$307,752	$374,166
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	7,518	7,110	27,886	26,797
Provision for doubtful accounts	17,290	18,985	61,308	86,935
Deferred income taxes	4,017	1,474	(8,991)	(14,557)
Excess tax benefit from stock option exercises	(21)	(130)	(1,166)	(3,383)
Stock-based compensation expense	4,236	3,106	17,074	15,813
Other	1,301	(290)	(1,936)	468
Changes in operating assets and liabilities:
Restricted cash	(1,715)	(147)	(1,873)	1,636
Accounts receivable	(9,256)	(2,676)	(40,477)	(70,446)
Accounts payable	(9,949)	(11,700)	10,956	6,645
Other operating assets and liabilities	6,047	32,961	35,118	62,057
Deferred revenue	497	49,194	(17,819)	72,429
Net cash flows from operating activities	96,013	195,385	387,832	558,560

Cash flows from investing activities:
Facility expenditures and land purchases	(924)	(1,750)	(4,053)	(6,118)
Capital expenditures, net	(6,834)	(6,182)	(26,847)	(26,811)
Proceeds from sales and maturities of investments and repayment of notes	24,323	103,963	337,032	385,306
Purchase of investments and note advances	(21,889)	(128,079)	(352,195)	(451,594)
Net cash flows from investing activities	(5,324)	(32,048)	(46,063)	(99,217)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	21	130	1,166	3,383
Proceeds from exercise of stock options	313	63	5,599	7,893
Repurchase of common stock and shares tendered for taxes	(34,607)	(119,707)	(283,320)	(435,628)
Net cash flows from financing activities	(34,273)	(119,514)	(276,555)	(424,352)

Net change in cash and cash equivalents	56,416	43,823	65,214	34,991

Cash and cash equivalents at beginning of period	172,577	119,956	163,779	128,788

Cash and cash equivalents at end of period	$228,993	$163,779	$228,993	$163,779